UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                              Information Statement
        Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
a. [X] Preliminary Information Statement

b. [ ] Confidential, for Use of the Commission Only (as permitted by Rule l4c-5
       (d)(2))

c. [ ] Definitive Information Statement

                             ITEC ATTRACTIONS, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $

         (4)      Proposed maximum aggregate value of transaction: $

         (5)      Total fee paid: $

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid: $

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:


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                             ITEC ATTRACTIONS, INC.
                      3562 Shepherd of the Hills Expressway
                             Branson, Missouri 65616
                                 (417) 335-3533.

                              INFORMATION STATEMENT

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

         Our Board of Directors is furnishing this Information Statement to all holders of record of the issued and outstanding shares of our common stock, $0.001 par value, as of the close of business on October 17, 2005 (the "Approval Record Date"), in connection with a proposed Amendment to our Articles of Incorporation ("Amendment") to effectuate a 1-for-381,426 reverse stock split. If consummated, the reverse stock split will make us a privately held company by enabling us to terminate our periodic reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), to terminate the registration of our common stock under Section 12(g) of the Exchange Act and to terminate the quotation of our common stock on the OTC Bulletin Board.

         Section 78.390 of the Nevada Revised Statutes requires us to obtain stockholder approval of the Amendment. We have one class of capital stock outstanding, our common stock. Only stockholders of record at the close of business on the Approval Record Date are entitled to approve and adopt the Amendment. As of the Approval Record Date, 7,747,717 shares of our common stock were issued and outstanding, held of record by approximately 460 stockholders. Each share of common stock issued and outstanding on the Approval Record Date is entitled to one vote with regard to the approval and adoption of the Amendment.

         The Nevada Revised Statutes and our bylaws allow our stockholders to approve the Amendment without a meeting, without prior notice and without a vote if a written consent to the Amendment is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted (here, a majority of the outstanding shares of common stock). The holders of a majority of the issued and outstanding shares of our common stock are Paul M. Bluto and L. Ann Bluto (the "Principal Group"). The Principal Group has approved the Amendment by written consent dated effective as of October 17, 2005. Accordingly, your approval and vote are not required and are not being solicited in connection with the Amendment. See "The Reverse Stock Split - Approval of the Reverse Stock Split By Our Board of Directors and Stockholders" for further details.

         Section 78.2055 of the Nevada Revised Statutes gives you the rights of a dissenting owner if you choose to exercise those rights. The rights of dissenting owners are found in Nevada Revised Statutes Sections 92A.300 to 92A.500, inclusive. A copy of that statute is attached hereto as Appendix B. If you wish to exercise those rights in connection with the reverse stock split you must deliver to us a written notice of your intent to do so not later than November ___, 2005 [mailing date + 45 days], in the form attached hereto as Appendix C. If any dissenting stockholder and the Company cannot agree to the

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fair value of such fractional share, such fair value will be determined in a proceeding before a district court of the State of Nevada. See "Effects of the Reverse Stock Split on the Company - Appraisal Rights" for further details.

         The Company will pay the expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement. We anticipate that this Information Statement will be sent or given on or about October ___, 2005 to the record holders of common stock as of close of business on the Approval Record Date, and that the Amendment will be filed with the Nevada Secretary of State and become effective no earlier than the 20th day after this Information Statement is sent or given to those holders of common stock.

         Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company receives contrary instructions from one or more of the security holders. The Company will undertake to deliver promptly upon written or oral request a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. See "Where You Can Find More Information" for further details.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE REVERSE STOCK SPLIT, PASSED UPON THE MERITS OR FAIRNESS OF THE REVERSE STOCK SPLIT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



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


                                                 TABLE OF CONTENTS

Section                                                                                                        Page
                                                                                                               ----
SUMMARY TERM SHEET..............................................................................................-5-

SPECIAL FACTORS.................................................................................................-7-
         The Reverse Stock Split................................................................................-7-
         Factors Considered by Our Board of Directors in Approving the Reverse Stock Split
                   ............................................................................................-11-
         Factors Favoring the Reverse Stock Split..............................................................-12-
         Factors Disfavoring the Reverse Stock Split...........................................................-13-
         Procedure for Stockholders After the Reverse Stock Split..............................................-14-
         Effects of the Reverse Stock Split on the Company.....................................................-14-
         Certain Material Federal Income Tax Consequences......................................................-17-

OTHER INFORMATION..............................................................................................-20-
         Regulatory Approvals..................................................................................-20-
         Background Information Concerning Our Directors, Executive Officers and Controlling
                  Stockholders.................................................................................-20-
         Security Ownership of Certain Beneficial Owners and Management........................................-22-
         Market Prices of Our Common Stock and Dividend Policy.................................................-23-
         Financial Statements and Management's Discussion and Analysis of Financial Condition
                  and Results of Operations....................................................................-24-
         Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
                   ............................................................................................-24-
         Forward-Looking Statements............................................................................-24-
         Where You Can Find More Information...................................................................-25-

APPENDIX A - FORM OF CERTIFICATE OF AMENDMENT OF ARTICLES OF
         INCORPORATION OF ITEC ATTRACTIONS, INC...............................................................A - 1

APPENDIX B - TEXT OF STATUTORY PROVISIONS GOVERNING RIGHTS OF
         DISSENTING STOCKHOLDERS, NRS 92A.300 to 92A.500......................................................B - 1

APPENDIX C - FORM OF DEMAND FOR PAYMENT OF FAIR VALUE.........................................................C - 1

APPENDIX D - Audited Financial Statements as of December 31, 2004 and 2003 and for each of the years then ended, Unaudited Financial Statements for the interim periods ended
         June 30, 2005 and 2004 and Management's Discussion and Analysis of Financial
         Condition and Results of Operations..................................................................D - 1


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                               SUMMARY TERM SHEET


         Purpose of the Reverse Stock Split. The purpose of the reverse stock split is to make the Company privately-held, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. We intend to accomplish this purpose by reducing the holders of record of our common stock to include only the Principal Group and eliminating all other holders of record of our common stock by cashing out the fractional shares that would otherwise result from the reverse stock split. See "Factors Considered by Our Board of Directors in Approving the Reverse Stock Split" at page 11.

         Approval of Board of Directors.
         -------------------------------

o Our Board of Directors has investigated whether the Amendment to our Articles of Incorporation to implement the reverse stock split is advisable, in the best interests of, and fair to, our stockholders. The form of the Amendment is attached to this Information Statement as Appendix A. See "Factors Considered by Our Board of Directors in Approving the Reverse Stock Split" at page 11.

o Our Board of Directors has obtained a third party valuation report and fairness opinion from Houlihan Valuation Advisors concerning the fair value of our common stock in connection with the reverse stock split. Our Board of Directors relied upon the third party valuation report and fairness opinion of Houlihan Valuation Advisors in evaluating the fairness of the price being offered to our stockholders. See "Factors Favoring the Reverse Stock Split" at page 12.

o Our Board of Directors further found that the advantages of the reverse stock split to the stockholders outweigh the disadvantages, and that it is fair, and, therefore, that the transaction is in our stockholders' best interests. See "Factors Considered by Our Board of Directors in Approving the Reverse Stock Split" at page 11.

o On June 23, 2005, our Board of Directors adopted resolutions authorizing and approving the Amendment and the implementation of the reverse stock split. The Board of Directors directed management to submit the Amendment to our stockholders for approval and reserved the right to abandon the Amendment and the reverse stock split at any time prior to its effective time. See "The Reverse Stock Split - Approval of the Reverse Stock Split By Our Board of Directors and Stockholders" at page 8.

         Approval of Stockholders.
         -------------------------

o We have approximately 460 stockholders of record holding an aggregate of 7,747,717 shares of common stock issued and outstanding as of the Approval Record Date. Of those shares, approximately 68.92%, or 5,339,970 shares, are controlled by the Principal Group. Each stockholder is entitled to one vote per share. The proposed action to implement the reverse stock split requires the affirmative vote or written consent of the holders of a majority of the outstanding shares of our common stock as of the Approval Record Date. Members of the Principal Group hold a majority of our voting power and approved the

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Amendment by written consent effective as of October ___, 2005. See "The Reverse
Stock Split - Approval of the Reverse Stock Split By Our Board of Directors and Stockholders" at page 8.

         Potential Conflicts of Interest with Principal Group.
         ----------------------------------------------------

o The Principal Group consists of Paul M. Bluto and L. Ann Bluto. They control the majority of our common stock. See "Background Information Concerning Our Directors, Executive Officers and Controlling Stockholders" at page 22 and "Security Ownership of Certain Beneficial Owners and Management" at page 24.

o There are potential conflicts of interest between the Principal Group and our other stockholders. For example, the reverse stock split will increase the percentage ownership interest of the Principal Group in our common stock to 100% and eliminate the percentage ownership interest of all of our other stockholders. See "Factors Disfavoring the Reverse Stock Split" at page 13.

         Estimated Effective Time.
         -------------------------

o We anticipate that the Amendment will be filed with the Nevada Secretary of State and the reverse stock split will become effective on or about November ___, 2005. However, in no event will the reverse stock split be consummated earlier than the 20th day after this Information Statement is sent or given to those persons or entities that held our common stock as of the Approval Record Date. See "The Reverse Stock Split - Effective Time of the Reverse Stock Split" at page 8.

         Implementation and Effects of Reverse Stock Split.
         -------------------------------------------------

o Following the reverse stock split, the Company will have two (2) stockholders of record holding all of the outstanding shares of its common stock. All of the other holders of record of the common stock at the effective time who would otherwise be entitled to receive a fractional share of the common stock as a result of the reverse stock split will instead be entitled to receive cash consideration for their pre-split shares of common stock that were outstanding before the effective time. See "The Reverse Stock Split - Implementation of Reverse Stock Split" at page 8; See "Effects of the Reverse Stock Split on the Company" at page 14.

o We plan to pay the expenses and cash consideration for the reverse stock split using our available cash, consisting of a loan from Ann Bluto for up to $350,000 bearing interest at prime plus 2%, a line of credit from Ozark Mountain Bank for up to $400,000 and cash from operations. We estimate that we will use approximately $750,000.00 in cash to complete the reverse stock split, which includes professional fees and other expenses related to the transaction and cash payments to be made in lieu of issuing fractional shares. See "The Reverse Stock Split - Source of Funds and Financial Effect of the Reverse Stock Split" at page 9.

o Our common stock is traded over-the-counter on the OTC Bulletin Board under the symbol "ITAT.OB" On June 28, 2005, the last trading price for our common stock prior to the public announcement of the proposed reverse stock split was $0.14. The cash consideration of $0.27 per share to be paid for fractional


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shares represents a premium of approximately 193% over the last trading price of the common stock prior to the announcement of the reverse stock split. See "Market Prices of Our Common Stock and Dividend Policy" at page 25.

o Following the reverse stock split, we plan to terminate our public reporting, which means that our common stock will not qualify to be traded on any automated quotation system operated by a national securities association and will no longer be traded on the OTC Bulletin Board. See "Effects of the Reverse Stock Split on the Company" at page 14.

o Following the reverse stock split and the termination of our public reporting, we will no longer be a public-reporting company, but rather will operate as a private company. We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this Information Statement, the reverse stock split is not anticipated to materially affect the conduct of our business. We expect to be subject to substantially the same risks and uncertainties after the reverse stock split. See "Effects of the Reverse Stock Split on the Company" at page 14.

o We believe the reverse stock split will be treated as a tax-free "recapitalization" for federal income tax purposes, which will result in no material federal income tax consequences to us. Depending on each stockholder's individual situation, the reverse stock split may give rise to certain income tax consequences for stockholders. See "Certain Material Federal Income Tax Consequences" at page 18.

                                 SPECIAL FACTORS

The Reverse Stock Split

         Basic Terms. Under the terms of the reverse stock split, every holder of record at the effective time will be entitled to receive one share of our common stock in exchange for every 381,426 shares held by such person immediately prior to the effective time. No fractional shares will be issued. Instead and in lieu of issuing fractional shares to stockholders who would otherwise be entitled to receive a fractional share of our common stock as a result of the reverse stock split, we will pay cash consideration at the rate of $0.27 for each share of common stock that was outstanding immediately prior to the effective time but was not converted into a full share of post-split common stock.

         For payment purposes, we intend for the reverse stock split to treat stockholders holding common stock in a street name through a nominee, such as a bank or broker, in the same manner as stockholders whose shares are registered in their own names. Nominees will be instructed to effect the reverse stock split for their beneficial holders. Accordingly, we also refer to those street name holders who receive a cash payment instead of fractional shares as cashed-out stockholders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.

         The reverse stock split is structured to be a Rule 13e-3 transaction under the Exchange Act because it is intended to, and if completed will, reduce the number of record holders of our common stock to fewer than 300, which will enable us to terminate our public reporting. In connection with the reverse

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stock split, the Company and the members of the Principal Group have filed a
Rule 13e-3 Transaction Statement on Schedule 13E-3 with the Securities and Exchange Commission. We intend to apply for the termination of our public reporting obligations as soon as practicable after the effective time.

         Effective Time of the Reverse Stock Split. The time for determining the shares of our common stock that will be subject to the reverse stock split will be the time that the Amendment is filed with the Nevada Secretary of State and becomes effective by its terms, which we estimate will be November ___, 2005. In no event, however, will the effective time of the reverse stock split be earlier than the 20th day after this Information Statement is sent or given to those persons or entities that held our common stock as of the Approval Record Date.

         Approval of the Reverse Stock Split By Our Board of Directors and Stockholders. Our Board of Directors approved the Amendment and the implementation of the reverse stock split on June 23, 2005 and reserved the right to abandon the Amendment and the reverse stock split at any time prior to the effective time.

         Under the Nevada Revised Statutes and our bylaws, our stockholders may approve the Amendment and the reverse stock split without a meeting, without prior notice and without a vote if a written consent to the Amendment is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted (here, a majority of the outstanding shares of common stock). The Principal Group, which holds a majority of the outstanding shares of our common stock, has approved the Amendment by written consent dated effective as of October ___, 2005. Accordingly, no other stockholder approval is required and is not being solicited in connection with the Amendment.

         Information about the Principal Group that consented to the Amendment and the number of shares of common stock owned as of the Approval Record Date and included in the written consent approving the reverse stock split is as follows:

         Name of Stockholder                            Number of Shares
         -------------------                            ----------------

         Paul M. Bluto and L. Ann Bluto                 5,339,970

         Additional beneficial ownership information is contained below in "Security Ownership of Certain Beneficial Owners and Management."

         Implementation of Reverse Stock Split. We will act as our own exchange agent to carry out the exchange of existing common stock certificates for new common stock certificates and to send cash payments in lieu of issuing fractional shares. Promptly following the effective time, the we will send a letter of transmittal to each stockholder. The letter will describe the procedures for surrendering stock certificates in exchange for the cash consideration. Upon receipt of the stock certificates and properly completed letters of transmittal, we will make the appropriate cash payment within approximately 20 business days. No service charges will be payable by our


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stockholders in connection with the payment of cash in lieu of issuing fractional shares because we will bear those expenses. We will not pay interest on cash sums due to any stockholder in connection with the reverse stock split.

         All stock certificates outstanding immediately prior to the effective time evidencing ownership of our common stock will be deemed cancelled without further action by their holders as of the effective time. Please do not send any stock certificates to our transfer agent or to us in connection with the reverse stock split until you receive and complete a letter of transmittal.

         Provision for Stockholders. Neither we, nor any executive officer or director of our company nor any person controlling us has made any provision in connection with the reverse stock split to grant stockholders access to our corporate files or to obtain counsel or appraisal services for such stockholders. In lieu of such provisions, the Board of Directors has authorized a third party valuation report of the value of our common stock and a fairness opinion regarding the reverse stock split.

         Source of Funds and Financial Effects of the Reverse Stock Split. We anticipate that the total cash we will pay to stockholders in lieu of fractional shares will be approximately $650,091.69. This estimate is based upon number of shares outstanding, less the number of shares held by the Principal Group. This amount was calculated by multiplying all estimated fractional shares to be repurchased by the per share repurchase price. In addition, we estimate the fees and expenses that have been incurred and that are estimated to be incurred in connection with the reverse stock split and the transactions related thereto to include $32,000 for valuation services; $5,000 to our auditors; $35,000 to our legal counsel; and $8,478 for printing, mailing and miscellaneous costs in connection with the mailing of this Information Statement.

         We expect to pay the cash consideration to be paid in connection with the reverse stock split and other expenses for the reverse stock split through our available cash, consisting of a loan from Ann Bluto for up to $350,000 bearing interest at prime plus 2%, a line of credit from Ozark Mountain Bank for up to $400,000 and cash from operations. The reverse stock split and the use of our available cash to complete the reverse stock split, which includes professional fees and other expenses related to the transaction and cash payments to be made in lieu of issuing fractional shares, are not expected to adversely affect our capitalization, liquidity, results of operations or cash flow. We will bear all reasonable expenses, excluding brokerage commissions and taxes, if any, related to implementation of the reverse stock split.

         Accounting Consequences. The reverse stock split will not affect the par value of our common stock, which remains $0.001 per share. The reverse stock split will result in an increase in per share net income or loss and the per share net book value of our common stock because fewer shares of our common stock will be outstanding. Our financial statements, supplementary financial information, included in Appendix D of this Information Statement, do not reflect the reverse stock split.

         Certain Legal Matters. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the reverse stock split, nor any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or


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foreign, that would be required to consummate the reverse stock split, other than approvals, filings or notices required under federal and state securities laws and the corporate laws of the States of Nevada and Missouri.

         Determination by the Board of Directors. The Board of Directors has considered and discussed a going private transaction as a means of substantially reducing our costs and expenses, our administrative burdens and our competitive disadvantage, and allowing management to redirect its focus on maximizing revenues. Our Board of Directors and management have determined that the reverse stock split would be the best means of accomplishing these goals.

         In view of the possible conflicts of interest involved in the reverse stock split, our Board of Directors unanimously decided that it would be advisable to obtain a third party valuation report and fairness opinion. The obvious conflict of interest is that which could arise between the Principal Group and our other stockholders because the reverse stock split will increase the percentage ownership interest of the Principal Group in our common stock to 100% and eliminate the ownership of all of our other stockholders.

         The Board of Directors obtained a third party valuation report and fairness opinion and, together with senior management, conducted an internal study of the reverse stock split and the pricing analysis for the price to be paid to stockholders in lieu of issuing fractional shares in the reverse stock split. The Board of Directors has determined that the reverse stock split is fair and in the best interests of our company and our stockholders.

         Determination by the Principal Group and 'Filing Persons'. Members of the Principal Group, being those individuals deemed 'Filing Persons' for purposes of Schedule 13E-3, have adopted the findings of our Board of Directors regarding the material factors upon which it was determined that the reverse stock split was fair to our unaffiliated stockholders. The members of the Principal Group have stated their belief as to the fairness of the proposed transaction to the stockholders, based upon their ratification of the analysis and conclusions of our Board of Directors as to the reverse stock split.

         Summary of Factors Reviewed to Determine Fractional Share Purchase Price. The Board of Directors has determined that payment of a purchase price of $0.27 per share in lieu of issuing fractional shares in connection with the reverse stock split is fair. In arriving at its recommendation, the Board of Directors relied upon the third party valuation report and fairness opinion of Houlihan Valuation Advisors. This valuation report and fairness opinion are filed as exhibits to the Company's Schedule 13E-3 which has been filed with the Securities and Exchange Commission. See "Where You Can Find More Information"

         In 2004, the Board of Directors engaged Houlihan Valuation Advisors, a third party valuation company, to prepare a valuation report for consideration by the Board of Directors. That valuation report was prepared and submitted to the Board of Directors on June 28, 2004. That valuation report suggested that a reasonable estimate of the fair value of the Company's common stock for purposes of a buyout of minority stockholders at March 31, 2004 was $0.16. No action was

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taken at that time and recently the Board of Directors revisited the subject.
The Board of Directors requested an updated valuation report from Houlihan Valuation Advisors. This valuation report was submitted to the Board of Directors on September 6, 2005 and suggests that a reasonable estimate of the fair value of the Company's common stock at June 30, 2005 is $0.214 per share on a going concern basis and $0.243 per share on a liquidation basis. The Board of Directors also received a fairness opinion dated September 28, 2005 from Houlihan Valuation Advisors that $0.27 per share represents a fair value of the Company's stock held by nonaffiliated stockholders.

         The Principal Group has offered to cause the Company to pay $0.27 per share in lieu of issuing fractional shares in connection with the reverse stock split, representing a premium of $0.056 per share (26%) over the fair value as determined on a going concern basis in the June 30, 2005 valuation report and $0.027 per share (11%) over the fair value as determined on a liquidation basis in the June 30, 2005 valuation report.

         Based on this information, the Board of Directors accepted the proposal of the Principal Group and determined $0.27 per share to be a fair value to stockholders.

Factors Considered by Our Board of Directors in Approving the Reverse Stock
Split

         Our Board of Directors has analyzed the reverse stock split and its anticipated effects on our stockholders and has deemed the reverse stock split and related termination of our public reporting to be fair to, and in the best interests of, our stockholders. In reaching its conclusion, our Board of Directors also considered, in no particular order and without preference, the factors described below.

         Cost Savings. We incur direct and indirect costs associated with our status as a public company. Among the most significant are the costs associated with compliance with the public reporting obligations imposed by the Securities and Exchange Commission, which have been greatly increased as a result of the Sarbanes-Oxley Act of 2002. Many of the requirements of this legislation are only now being felt by our Company as a result of the phase-in schedule for smaller public companies. The timing of the reverse stock split relates to the expenses of operating for another year as a public reporting company. Direct costs associated with compliance with the Securities and Exchange Commission's public reporting requirements include, but are not limited to auditing fees, legal fees, financial printer fees and miscellaneous clerical and other administrative expenses, such as word processing, conversion to EDGAR, telephone and fax charges associated with the preparation and filing of periodic reports, proxy materials and other reports and statements with the Securities and Exchange Commission. Indirect costs associated with compliance with our public reporting obligations include, among other things, the time our executive officers expend to prepare and review our periodic reports. Because we have only a few executive personnel, these indirect costs are substantial. Due to additional regulations and compliance procedures required of public companies under the Sarbanes-Oxley Act of 2002, we expect that the direct and indirect costs of compliance will increase in the future.


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         Our Board of Directors considered the cost to us of continuing to file periodic reports with the Securities and Exchange Commission and complying with the proxy and annual report requirements under the Exchange Act compared to the benefits to us and our stockholders of continuing to operate as a public company. Under the circumstances, our Board of Directors determined that the benefits that we and our stockholders would typically expect to derive from our status as a public company are not being realized and are not likely to be realized in the foreseeable future. As a result, our Board of Directors concluded that the elimination of the costs of complying with our public reporting obligations outweighed the benefits of continuing to incur such costs. We are, therefore, undertaking the reverse stock split at this time to save us the substantial costs, which we expect to increase over time, and resources required to comply with the public reporting and other obligations associated with operating as a public company. However, the actual savings to be realized from terminating our public reporting may be higher or lower than our estimates.

         Lack of Capital from Public Markets. We have been unable to take advantage of the capital available through the public markets due to our historically low stock price. Further, our Board of Directors does not presently intend to raise capital through sales of our securities in a public offering or to acquire other business entities using our common stock as the consideration for the acquisition. Accordingly, we have not, and are not likely to make use of, or benefit from, the advantages generally associated with operating as a public company.

         Lack of Liquidity. The market for the Company's common stock is very thinly traded with an average volume of fewer than 700 shares per day for 2005. Even though the Company's common stock has a quoted price, the offer and sale by a stockholder of a very small number of shares could easily drive the share price down. Consequently, the benefit of liquidity which is commonly associated with publicly traded stock may not be available to the Company's stockholders. The reverse stock split will offer liquidity to all of the Company's stockholders.

         Competitive Disadvantage. As a public company, we are required to make certain disclosures in connection with our public reporting. Those public disclosures can place us at a competitive disadvantage by providing our non-public competitors with strategic information about our business, operations and results while not providing us access to similar information about those competitors.

         In light of our limited size and resources, competitive disadvantages related to our public reporting obligations and our lack of intent to raise capital through a public offering or effect acquisitions using our stock, our Board of Directors does not believe the costs associated with maintaining our public reporting are justified. Our Board of Directors believes that it is in the best interests of us and our stockholders as a whole to eliminate the administrative burden and costs associated with maintaining our public reporting.

Factors Favoring the Reverse Stock Split

         The Reverse Stock Split Provides Smaller Stockholders with Liquidity. Many of our stockholders hold small positions which cannot be cost effectively sold because the brokerage commission in an open market transaction would eliminate most or all of the proceeds to the stockholder. The reverse stock split will provide these stockholders at the effective time the opportunity to liquidate their investment in us while not being required to pay a brokerage commission.

         No Unusual Conditions to the Reverse Stock Split. Our Board of Directors also considered the likelihood that the reverse stock split would be implemented. In this regard, it considered that there are no unusual requirements or conditions to the reverse stock split, and that we have the financial resources to implement the reverse stock split expeditiously.

         The Reverse Stock Split Will Apply Equally to All Shares of our Common Stock. The purpose of the reverse stock split is to reduce the number of record holders to include only the Principal Group so that we can file to terminate our public reporting and continue future operations as a private company owned wholly by the Principal Group. All stockholders other than the Principal Group will be cashed out.

         Direct and Indirect Cost Savings. As discussed above under "Cost Savings," we incur direct and indirect costs associated with our status as a public company. Among the most significant are the costs associated with compliance with the public reporting imposed by the Securities and Exchange Commission. We estimate that we will save in direct general and administrative costs by being a private company. We also believe that because of the Sarbanes-Oxley Act, such direct costs would increase in the future. Additionally, the indirect cost to our Company in terms of senior management time spent on complying with the public reporting will also be saved.

         The Reverse Stock Split Offers Stockholders the Opportunity to Receive Cash at a Premium In Lieu of Fractional Shares. Our Board of Directors considered several methods for valuing our common stock to determine the price per share to be paid to stockholders in lieu of issuing fractional shares of our common stock as a result of the reverse stock split. The Board of Directors obtained and relied upon a third party valuation report and fairness opinion. The reverse stock split was approved unanimously by our Board of Directors.

Factors Disfavoring the Reverse Stock Split

         The Reverse Stock Split Was Approved by the Principal Group Without a Vote by Other Stockholders. The Principal Group, comprised of Paul M. Bluto and
L. Ann Bluto, own 68.92% of the common stock of the Company. Based upon this controlling interest, the Principal Group holds sufficient shares of our common stock to approve the reverse stock split without securing the approval of our other stockholders. Nevertheless, our Board of Directors believes that this potential conflict is outweighed by the substantive features and procedural safeguards of the reverse stock split, including the equal application of the reverse stock split to all shares of our common stock and the fairness of the price offered to all stockholders.

         Inability to Participate in Any Future Increase in the Value of Our Common Stock. Cashed-out stockholders will have no further equity interest in us. Accordingly, they will no longer have the opportunity to participate in the potential upside of any increase in the value of our common stock. Our Board of

Directors determined that this factor does not make the transaction unfair to stockholders because they will be cashed out at a premium.

         Given the historical illiquidity of our common stock, we believe the structure of the reverse stock split benefits the cashed-out stockholders. Among the potential detriments of the reverse stock split is the fact that after the reverse stock split, cashed-out stockholders will have no further ownership interest in the company, and will no longer be entitled to vote as a stockholder or share in our future assets, earnings, or profits. The cashed-out stockholder's only right will be to receive cash in lieu of the issuance to them of fractional shares of common stock.

         All cash consideration amounts owed to the cashed-out stockholders as a result of the reverse stock split will be subject to applicable federal and state income taxes and state-abandoned property or escheat laws. Additional details regarding the federal tax consequences are described later in this Information Statement under the heading "Certain Material Federal Income Tax Consequences." Additional details regarding state-abandoned property, or escheat, laws are described later in this Information Statement under the heading "Effects of the Reverse Stock Split on the Company - Escheat Laws."

Procedure for Stockholders After the Reverse Stock Split

         As soon as practical after the consummation of the reverse stock split, we will mail a letter of transmittal to each stockholder. The letter of transmittal will contain instructions for the surrender of stock certificates to us in exchange for the payment of the cash consideration. No cash payment will be made to any cashed-out stockholder until the stockholder has surrendered his or her outstanding certificates, together with the completed letter of transmittal, to us. After the effective time of the reverse stock split, stockholders will have no rights as stockholders with respect to the pre-split shares of common stock or the fractional shares that would have resulted from the reverse stock split, whether or not those stockholders have been paid cash consideration.

         Stockholders who hold our shares in street name will be contacted by their broker or other institutional manager and receive from them a copy of the transmittal letter and instructions for surrendering their stock certificates in exchange for cash consideration. They will transmit their instructions to their representative, who in turn will electronically transmit their shares to us or our agent.

Effects of the Reverse Stock Split on the Company

         The reverse stock split is expected to reduce the number of record holders of our common stock and the number of our outstanding shares of common stock. Our Articles of Incorporation currently authorize the issuance of 45,000,000 shares of capital stock consisting of 40,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated Preferred Stock. The reverse stock split will not result in any change to our authorized shares of capital stock. As of the Approval Record Date, 7,747,717 shares of our common stock and no shares of our undesignated Preferred Stock were outstanding. Our common stock will continue to have the same $0.001 par value per share following the consummation of the reverse stock split. Fractional shares of common stock that would otherwise result from the reverse stock split will instead be paid in cash.

         Our common stock is currently registered under the Exchange Act and, consequently, we are subject to the public reporting requirements of the Exchange Act. The reverse stock split will reduce the number of record holders of common stock from approximately 460 to two (2), which will permit the Company to terminate its public reporting and continue future operations as a private company, thereby relieving it of the costs, administrative burdens and competitive disadvantages associated with operating as a public company.

         We believe the completion of the reverse stock split and the subsequent termination of our public reporting will cause the market for shares of our common stock to be eliminated. Our common stock is currently traded in the over-the-counter market on the OTC Bulletin Board, which is a quotation service that displays real time quotes, last sales prices and volume information in over-the-counter equity securities.

         We are undertaking the reverse stock split at this time because, among other reasons, we believe that we will save substantial costs associated with compliance with the public reporting.

         Conduct of Our Business After the Reverse Stock Split - Future Company Plans. Following the reverse stock split, we will no longer be a publicly-reporting company, but rather will operate as a private company. We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this Information Statement, the reverse stock split is not anticipated to materially affect the conduct of our business. We expect to be subject to substantially the same risks and uncertainties after the reverse stock split.

         We have no current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization, sale or liquidation, to change our Board of Directors or senior management, to change materially our capitalization, or otherwise to effect any material change in our corporate structure of business.

         We are not aware of any existing voting agreements that would have an impact on our future business plans.

         Reservation of Right to Abandon the Reverse Stock Split. Our Board of Directors retains the right to abandon the reverse stock split, even though approved by our stockholders, if it determines prior to the effective time that the reverse stock split is not then in our best interest or the best interest of our stockholders. If the reverse stock split is not implemented, then we will be unable to terminate our public reporting until we have fewer than 300 holders of record of common stock and satisfy certain other requirements of the Securities and Exchange Commission.

         Escheat Laws. The unclaimed property and escheat laws of various states provide that under circumstances defined in those states' statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are eliminated and whose addresses are unknown to us, or who do not return their stock certificates and request payment therefore, generally will have a fixed period of years from the effective time in which to claim the cash payment payable to them. For example, with respect to stockholders whose last known addresses are in California (as shown by our records), the period is three years. Following the expiration of that three-year period, the Unclaimed Property Law of California would likely cause the cash payments to escheat to the State of California. For stockholders who reside in other states or whose last known addresses (as shown by our records) are in states other than California, those other states may have abandoned property laws that call for the state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of those other jurisdictions, the "holding period," the time period that must elapse before the property is deemed to be abandoned, may be shorter or longer than three years. If we do not have an address for the holder of record of the shares, then we would turn over unclaimed cash consideration to our state of incorporation, the state of Nevada, in accordance with its escheat laws.

         Appraisal Rights. Section 78.2055 of the Nevada Revised Statutes gives you the rights of dissenting owners if you choose to exercise those rights. The rights of dissenting owners are found in Nevada Revised Statutes Sections 92A.300 to 92A.500, inclusive.

         Any stockholder that would receive in connection with the Reverse stock split cash in lieu of any fractional share of common stock to which such stockholder would otherwise be entitled may instead demand payment of the fair value of such fractional share by giving the Company written notice of such demand, substantially in the form attached as Appendix C to the Information Statement, sent by first class mail, by reputable overnight business courier, or by hand to the principal business offices of the Company at 3562 Shepherd of the Hills Expressway, Branson, Missouri 65616, not later than November ___, 2005 [mailing date + 45 days].

         Any stockholder demanding payment of the fair value of a fractional share must also deposit all certificates held thereby representing shares of Common Stock with the Company sent by first class mail, by reputable overnight business courier, or by hand to the Company, not later than November ___, 2005 [mailing date + 45 days].

         Any stockholder that does not timely demand payment of the fair value of such stockholder's fractional share or does not timely deposit all certificates held thereby representing shares of Common Stock with the Company as provided above will not be entitled to payment of the fair value of such stockholder's fractional share under the dissenters' rights provisions of the General Corporation Law of the State of Nevada.

         Within thirty days after the Company receives any timely and complete demand for payment of the fair value of a fractional share, the Company must pay the dissenting stockholder an amount the Company estimates to be the fair value of such fractional share, plus accrued interest, together with, among other things:

                  (i) a balance sheet as of the end of a fiscal year ending not more than sixteen months before the payment date, a statement of income for that year, a statement of changes in the stockholders' equity for that year, and the latest available interim financial statements, if any;

                  (ii) a statement of the Company's estimate of the fair value of such fractional share; and

                  (iii) an explanation of how the interest was calculated.

         The Company may, however, withhold payment with respect to any portion of such fractional share attributable to shares of Common Stock acquired by such dissenting stockholder on or after June 29, 2005, the date on which the Company first publicly announced, by press release and by current report filed with the United States Securities and Exchange Commission, its intention to effect the Reverse stock split. If the Company elects to withhold payment on this basis, it must offer to pay the fair value of such fractional share, plus accrued interest, subject to the agreement of such dissenting stockholder to accept that amount in full satisfaction of such dissenting stockholder's demand.

         Within thirty days of receipt of payment or an offer of payment of the fair value of such stockholder's fractional share, plus accrued interest, a dissenting stockholder may notify the Company in writing of such stockholder's own estimate of the fair value of such fractional share and the amount of interest due, and demand payment of such amount, less any payment previously paid by the Company, or reject an offered payment by the Company and demand payment of the fair value of such fractional share, plus accrued interest, if such stockholder believes that the amount paid or offered by the Company is less than the fair value of such stockholder's fractional share or that the interest due is incorrectly calculated.

         If a demand for payment remains unsettled, the Company must commence a proceeding in a district court of the State of Nevada (either: (i) of the county where the Company's registered office is located; or (ii) at the election of any dissenter residing or having its registered office in the State of Nevada, of the county where the dissenter resides or has its registered office) within sixty days after receiving such demand, and petition the court to determine the fair value of the subject fractional share and accrued interest. If the Company fails timely to commence such a proceeding, it must pay the amount demanded.

         The costs of any such proceeding will be borne by the Company, except to the extent that the court finds the dissenting stockholder acted arbitrarily, vexatiously, or not in good faith in demanding payment, in which case the court may assess an equitable amount of such costs against the dissenting stockholder. The court may also assess the fees and expenses of counsel and experts to either party to any such proceeding against the other is such other party acted arbitrarily, vexatiously, or not in good faith in exercising its rights under the dissenters' rights provisions of the General Corporation Law of the State of Nevada (or, in the case of the Company, if it did not substantially comply with the requirements of such provisions).

         The foregoing is a summary of certain material terms of the dissenters' rights provisions of the General Corporation Law of the State of Nevada. It does not include or summarize all material information regarding the rights of dissenting stockholders in connection with the Reverse stock split. Stockholders are urged to read carefully the full text of such provisions which are attached hereto in order to understand the full extent of and any applicable limitations on such rights.

Certain Material Federal Income Tax Consequences

         Summarized below are certain of the material federal income tax consequences to us and our stockholders resulting from the reverse stock split. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary also assumes that the stockholders have held and will continue to hold their shares as capital assets under the Internal Revenue Code of 1986, as amended. This summary does not discuss all aspects of federal income taxation, including certain aspects that may be important to stockholders in light of their individual circumstances. Many stockholders, such as banks, financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and securities traders that elect mark-to-market tax accounting treatment, may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received our common stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

         For purposes of this discussion, "U.S. person" means any of the following:

         (1) a citizen or resident of the U.S.;

         (2) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state);

         (3) an estate the income of which is subject to U.S. federal income taxation regardless of its sources;

         (4) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

         (5) any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net basis.

         As used in this discussion, the term "U.S. Holder" means a beneficial owner of our common stock that is a U.S. person. This discussion does not address any matters with respect to a "non-U.S. Holder" meaning a beneficial owner of our common stock that is not a U.S. person.

         We urge stockholders to consult with their own tax advisor as to the particular federal, state, local, foreign and other tax consequences, in light of their specific circumstances. If a partnership holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If the stockholder is a partner of a partnership holding our common stock, we suggest that such stockholder consult his or her tax advisor.

         Federal Income Tax Consequences to Our Company. We believe that the reverse stock split should be treated as a tax-free "recapitalization" for federal income tax purposes. This should result in no material federal income tax consequences to our Company.

         Federal Income Tax Consequences to Stockholders. A stockholder who receives cash consideration in lieu of a fractional share as a result of the reverse stock split and is not related to any person or entity that holds our common stock immediately after the reverse stock split will recognize capital gain or loss. The amount of capital gain or loss the stockholder recognizes will equal the difference between the cash received for the cashed-out stock and the aggregate adjusted tax basis in such stock.

         If a stockholder is related to a person or entity who continues to hold our common stock immediately after the reverse stock split, such stockholder will recognize gain or loss in the same manner as set forth in the previous paragraph, provided that such receipt of cash either is "not essentially equivalent to a dividend," or is a "substantially disproportionate redemption of stock," as described below.

         "Not Essentially Equivalent to a Dividend." A stockholder will satisfy the "not essentially equivalent to a dividend" test if the reduction in its proportionate interest in our Company resulting from the reverse stock split is considered a "meaningful reduction" given the particular facts and circumstances. The Internal Revenue Service ("IRS") has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the Company will meet this test.

         "Substantially Disproportionate Redemption of Stock." The receipt of cash in the reverse stock split will be a "substantially disproportionate redemption of stock" for a stockholder if the stockholder owns less than 50% of the outstanding shares of our common stock after the reverse stock split, and the percentage of the outstanding shares of our common stock owned by the stockholder immediately after the reverse stock split is less than 80% of the percentage of shares of our common stock it owned immediately before the reverse stock split.

         In applying these tests, the stockholder will be treated as owning shares actually or constructively owned by certain individuals and entities related to the stockholder. If the receipt of cash consideration in lieu of fractional shares of our common stock does not give rise to capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of the stockholder's ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of its aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

         Capital Gain and Capital Loss. Federal legislation also reduced the maximum U.S. federal income tax rate applicable to net capital gain (defined generally as the total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months to 15%. The reduced rate of tax applies to the taxable years between 2003 and 2008. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will also continue to be subject to tax at the ordinary income tax rates applicable to corporations. For both individual and corporate taxpayers, there are significant limitations on the deductibility of capital losses.

         As explained above, the amounts paid to a stockholder as a result of the reverse stock split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to such stockholder depending on its individual circumstances. We urge each stockholder to consult its tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of the specific circumstances.

                                OTHER INFORMATION

Regulatory Approvals

         We are not aware of any material governmental or regulatory approval or filing required for completion of the transaction, other than compliance with the applicable federal and state securities laws and the corporate laws of the States of Nevada and Missouri.

Background Information Concerning Our Directors, Executive Officers and Controlling Stockholders

         Directors. The name and experience of each of our directors for at least the past five years and certain other information concerning each director has been furnished by the director and is set forth below. Each of the directors uses as a business address the Company's address at 3562 Shepherd of the Hills Expressway, Branson, Missouri 65616.

         Paul M. Bluto has been a Director of the Company since April 1995. He became Chairman of the Board and Chief Financial Officer in February 1997 and on March 1, 1999 became Chief Executive Officer. Since 1990, Mr. Bluto has provided consulting services to GS&W Services, Inc., a full service printing and mailing corporation. From 1966 to 1990, Mr. Bluto was employed with the United Automobile, Aerospace, Agriculture Implement Workers of America (U.A.W.), most recently as a Senior Vice President of Operations and Human Resources.

         L. Ann Bluto was elected a Director of the Company on October 3, 1997. She is President and sole owner of GS&W Services, Inc., a full service printing and mailing corporation. Mrs. Bluto founded GS&W Services in 1969, and currently has 31 employees. GS&W Services is located in Walnut, California. Mrs. Bluto is active in community and civic affairs, having served as Vice-President of Edison Elementary School P.T.A., President of the Walnut/Diamond Bar Soroptimist Club, Board member of the Santa Ana YWCA Hotel for Women. She has presided as President of the California Chapter of M.A.S.A., and has served on the Board of Directors of several businesses, including Local 509 Federal Credit Union.

         Thomas J. Carlson became a Director in June 1997. Mr. Carlson has been in private law practice for over 14 years in Springfield, Missouri. From 1987 to 1993, and 2001 to the present, he has served as Mayor of Springfield, Missouri.

He serves on various community service boards of directors. Mr. Carlson received a JD degree from the University of Missouri at Kansas City in 1979 and a BA degree in Journalism from George Washington University in 1975.

         Kelvyn H. Cullimore, Jr. has been a Director of the Company since its incorporation in 1986. He graduated from Brigham Young University with a degree in Financial and Estate Planning in 1980. Since graduation, Mr. Cullimore has served on the board of directors of several businesses, including Dynatronics Corporation, Dynatronics Marketing Company, ACI and a privately-owned wholesale travel agency. In addition, he has served as secretary/treasurer of each of the foregoing companies. Mr. Cullimore also served as Executive Vice President and Chief Operating Officer of ACI and he currently serves as President and a Director of Dynatronics Corporation, a publicly-held company whose securities are registered under the Exchange Act.

         Francis E. McLaughlin has been a Director of the Company since 1988. He is the founder and principal owner of the McLaughlin Companies, which includes the largest real estate firm in the U.S. Virgin Islands, as well as a real estate appraisal company, and property management companies. He has been involved in the development of several residential and commercial real estate projects there. An original investor in the First Virgin Islands Federal Savings Bank, he currently serves as chairman of the board of that institution. Over the years, Mr. McLaughlin has held leadership positions in civic, community and professional organizations.

         Kumar V. Patel was elected a director of the Company in April 1995. Since 1976, Mr. Patel has been self-employed in real estate investment and management in Southern California. He received a B.A. in Honors Economics and Accounting from the University of Newcastle- Upon-Tyne, Great Britain. He is a licensed Real Estate Broker and a licensed General Contractor in California. He is also President of Great Designs Realty and Development Inc., a family business offering service in foreclosure, property management and construction.

         Mr. Kelvyn H. Cullimore, Sr. resigned as a director of the Company in February 2005. Mr. Cullimore will be performing humanitarian service outside the U.S.A. for approximately 18 months and felt that he would be unable to devote the attention to the Company which a position as director required.

         Executive Officers. The name and experience for at least the past five years and certain other information concerning each such executive officer has been furnished by the executive officer and is set forth below. Each of the officers uses as a business address the Company's address at 3562 Shepherd of the Hills Expressway, Branson, Missouri 65616.

         Paul M. Bluto (See Mr. Bluto's information under the heading "Directors" above)

         Paul E. Rasmussen was elected President and Chief Operating Officer effective March 1, 1999. Prior to being named President, he had served as the Company's Controller. Mr. Rasmussen has held a number of financial and operation positions in the airline industry prior to joining ITEC. Mr. Rasmussen received a Bachelor of Science degree in accounting from the University of Montana in 1972.

         Randy S. Brashers was elected Vice President of Operations for the Company in June of 1997. Mr. Brashers is a life-long resident of the Ozarks. He grew up in the retail and wholesale broker business and graduated with a B.S. degree from Southwest Missouri State University. He was employed by the Kimberling City Chamber of Commerce prior to joining ITEC in December of 1993. He has served as floor manager, assistant operations manager and operations manager prior to his current position.

         Robert J. Cardon was appointed Corporate Secretary of the Company in February 1992 and became Treasurer of the Company in February 1997. Mr. Cardon is Corporate Secretary and is a full time employee of Dynatronics Corporation. From 1987 to 1988, Mr. Cardon was employed as a registered representative of an investment-banking firm. He received his B.A. in 1987 and his M.B.A. in 1990, both from Brigham Young University.

         Other Background Information. Neither the Company nor any of our executive officers or directors, has been convicted in any criminal proceeding in the past five years and was not the subject of any administrative proceeding in the past five years that resulted in judgment, decree or final order that involved any injunction or finding of any violation of federal or state securities laws. Each of our executive officers and directors is a citizen of the United States.

Security Ownership of Certain Beneficial Owners and Management

         As of the Approval Record Date, a total of 7,747,717 shares of common stock of the Company were outstanding. The following table sets forth information as of the Approval Record Date regarding the beneficial ownership of common stock by each of our directors; each of our executive officers; and all of our directors and executive officers as a group. Excepting the Principal Group, there is no person known by us to beneficially own 5% or more of the outstanding shares of common stock as of the Approval Record Date.

         The following table also sets forth hypothetical information regarding the beneficial ownership of the persons listed above assuming the effective time of the reverse stock split occurred on the Approval Record Date and the pre-split number of shares of our common stock that were cashed out in the reverse stock split was 2,407,747.

         None of our directors has informed us that he intends to oppose any action to be taken by us concerning the reverse stock split transaction.


                                                                                        As If the Reverse Stock
                                             As of the                                 Split Occurred on the
                                       Approval Record Date                             Approval Record Date

Name and Address                             Number of         Percentage         Number of         Percentage
                                              Shares          of Class (1)          Shares         of Class (1)
Paul M. Bluto (2)                            5,339,970             68.92%              14            100.00%
L. Ann Bluto (2)                             5,339,970             68.92%              14            100.00%

Thomas J. Carlson (3)                           66,667              0.84%               0              0.00%
Kelvyn H. Cullimore, Jr.                             0              0.00%               0              0.00%
Francis E. McLaughlin (4)                      100,597              1.26%               0              0.00%
Kumar V. Patel (5)                             100,000              1.26%               0              0.00%
Paul E. Rasmussen                                    0              0.00%               0              0.00%
Randy S. Brashers (6)                           70,544              0.89%               0              0.00%
Robert J. Cardon                                     0              0.00%               0              0.00%
Directors and Officers as a group            5,677,778             73.28%              14            100.00%

         Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act and generally includes voting or investment power with respect to securities. Except as indicated below, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable.

         (1) For each individual and group in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 7,747,717 shares of common stock outstanding on the Approval Record Date.

         (2) Mr. Paul M. Bluto owns 3,280 shares as a result of his pre-bankruptcy holdings. He also owns 4,433,490 shares acquired pursuant to the Company's Plan of Reorganization, 506,240 shares acquired in a private placement by the Company and 5,633 other shares. Mrs. L. Ann Bluto owns 1,719 shares as a result of her pre-bankruptcy holdings. She also owns 383,333 shares acquired in a private placement by the Company and 6,275 other shares.

         (3) Mr. Carlson is the direct and beneficial owner of these shares.

         (4) Mr. McLaughlin is the direct and beneficial owner of these shares.

         (5) Mr. Patel is the direct and beneficial owner of these shares.

         (6) Mr. Brashers is the direct and beneficial owner of these shares.

Market Prices of Our Common Stock and Dividend Policy

         Our common stock is traded over-the-counter on the OTC Bulletin Board under the symbol "ITAT.OB" The following table sets forth the range of high and low closing prices for the calendar periods set forth below. On September 12, 2005, the high, low and closing trading prices for our common stock were $0.24, $0.24, respectively.

                                                       High             Low
                                                      ------           ------
         Fiscal 2003
         1st Quarter                                  $0.10            $0.10
         2nd Quarter                                  $0.15            $0.06
         3rd Quarter                                  $0.10            $0.06
         4th  Quarter                                 $0.30            $0.16

         Fiscal 2004
         1st Quarter                                  $0.08            $0.12
         2nd Quarter                                  $0.12            $0.20
         3rd Quarter                                  $0.20            $0.18
         4th Quarter                                  $0.18            $0.20

         Fiscal 2005
         1st Quarter                                  $0.52            $0.20
         2nd Quarter                                  $0.21            $0.10
         3rd Quarter (to Approval Record Date)        $0.21            $0.14


         The approximate number of record holders as of October ___, 2005 of the Company's common stock, $.001 par value, was 460. This number does not include beneficial owners of shares held in "nominee" or "street" name. Including those beneficial owners, the Company estimates the total number of stockholders exceeds 1,200. On that date, the closing sale price of our common stock on the OTC Bulletin Board was $_____.

         We have never declared any dividends on our common stock and our Board of Directors does not currently intend to pay any cash dividends on our common stock in the foreseeable future. Payment of cash dividends is at the discretion of our Board of Directors and depends on our earnings, financial condition, capital requirements and other relevant factors.

Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations

         See Appendix D to this Information Statement for our audited financial statements as of December 31, 2004 and 2003 and for each of the years then ended, our unaudited financial statements for the interim periods ended June 30, 2005 and 2004 and Management's Discussion and Analysis of Financial Condition and Results of Operations

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         None.

Forward-Looking Statements

         This Information Statement contains forward-looking statements with respect to the impact on our company of the reverse stock split and other matters. The forward-looking statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which those statements are based. The forward-looking statements are not guarantees of future performance and occurrences and involve risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, declining economic conditions, including a slowdown or recession; future terrorist activities affecting the entertainment industry; the Company's ability to maintain and increase revenues; the competitive nature of the entertainment industry; the Company's ability to attract and retain qualified personnel; inability to control costs; changes in pricing; changes in business strategy or development plans; and other factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and other interim reports filed from time to time with the Securities and Exchange Commission. Actual results, events and performance may differ materially.

Where You Can Find More Information

         The reverse stock split will result in a "going private" transaction subject to Rule 13e-3 of the Exchange Act. We and the Principal Group have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the reverse stock split. The Schedule 13E-3 contains additional information about us. Copies of the Schedule 13E-3 are available for inspection and copying at our principal executive offices during regular business hours by any interested stockholder, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written or oral request directed to Paul E. Rasmussen, President and Chief Operating Officer, at the following address: ITEC Attractions, Inc., 3562 Shepherd of the Hills Expressway, Branson, Missouri 65616; telephone number (417) 335-3533.

         We are currently subject to the information requirements of the Exchange Act and file periodic reports, and other information with the Securities and Exchange Commission relating to our business, financial and other matters.

         Copies of such reports, proxy statements, this Information Statement and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the Securities and Exchange Commission at these facilities currently located at 100 F Street, NE, Room 1580, Washington, D.C. 20549 and may be relocated by the Securities and Exchange Commission in the near future. For further information concerning the Securities and Exchange Commission's public reference rooms, you may call the Securities and Exchange Commission at 1-800-SEC-0330 [1-800-732-0330]. Some of this information may also be accessed on the World Wide Web through the Securities and Exchange Commission's Internet website at http://www.sec.gov.

         Dated: October 7, 2005                    THE BOARD OF DIRECTORS OF
                                                   ITEC ATTRACTIONS, INC.

APPENDIX A - FORM OF CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF ITEC ATTRACTIONS, INC.


                             ITEC ATTRACTIONS, INC.

                           Certificate of Amendment to

                            Articles of Incorporation


         ITEC ATTRACTIONS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Nevada, does hereby certify that:

1. The name of the Corporation is ITEC ATTRACTIONS, INC.

2. The Board of Directors of the Corporation, pursuant to the provisions of Nevada Revised Statutes Sections 78.385 and 78.390, has duly adopted a resolution setting forth and declaring advisable the amendment of ARTICLE III of the Corporation's Articles of Incorporation so that, as amended, said Article shall read in its entirety as follows:

                                   ARTICLE III

         The Corporation shall have authority to issue 45,000,000 aggregate shares of its capital stock of all classes, consisting of 40,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock. The class of common stock and the class of preferred stock together have unlimited voting rights and together are entitled to receive the net assets of the Corporation upon dissolution. The Board of Directors, without shareholder action, may amend the Corporation's Articles of Incorporation to create one or more series within the class of preferred stock, to fix the number of shares of each such series, and to designate, in whole or part, the preferences, limitations, and relative rights of the class of preferred stock or series, within the limits set forth in Nevada Revised Statutes Sections 78.195 and 78.1955, and to take any other action specified therein.

         Upon the amendment of this Article to read as herein set forth, each 381,426 shares of common stock, $0.001 par value per share, outstanding will be converted into one (1) share of common stock, $0.001 par value per share, with fractional shares that would result from such conversion being converted into cash on the basis of $0.27 for each share outstanding prior to the amendment of this Article to read as herein set forth.

3. Thereafter, pursuant to the resolution of the Board of Directors, the Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted and approved by the stockholders of the shares representing a majority of the voting power of the Corporation in accordance with the provisions of Nevada Revised Statutes Section 78.320.

4. This Certificate of Amendment will be effective at 5:00 p.m. Pacific Daylight Time on November ___, 2005.

         IN WITNESS WHEREOF, the undersigned officers of the Corporation, having been duly authorized, execute this Certificate of Amendment and certify to the truth of the facts herein stated, this ___ day of November 2005.

                                             -----------------------------------
                                             Paul E. Rasmussen, President

                                             -----------------------------------
                                             Robert J. Cardon, Secretary

STATE OF MISSOURI         )
                          : ss.
COUNTY OF ____________    )

         On November ___, 2005, personally appeared before me Paul E. Rasmussen, who being by me duly sworn did say, that he is the President of ITEC ATTRACTIONS, INC., and that the within and foregoing instrument as signed in behalf of said Corporation by authority of a resolution of its board of directors, and he duly acknowledged to me that said Corporation executed the same.

                                             -----------------------------------
                                             NOTARY PUBLIC

STATE OF UTAH             )
                          : ss.
COUNTY OF SALT LAKE       )

         On November ___, 2005, personally appeared before me Robert J. Cardon, who being by me duly sworn did say, that he is the Secretary of ITEC ATTRACTIONS, INC., and that the within and foregoing instrument as signed in behalf of said Corporation by authority of a resolution of its board of directors, and he duly acknowledged to me that said Corporation executed the same.

                                             -----------------------------------
                                             NOTARY PUBLIC

APPENDIX B - TEXT OF STATUTORY PROVISIONS GOVERNING RIGHTS OF
DISSENTING STOCKHOLDERS, NRS 92A.300 to 92A.500

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

         1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

         2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

         1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

         (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

                  (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

                  (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

         (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

         (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

         2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

         1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

         (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

         (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

                  (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                           (I) The surviving or acquiring entity; or

                           (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

                  (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph
                  (1) of paragraph (b).

         2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

         1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

         2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

         (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

         (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

         2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

         (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (b) Must not vote his shares in favor of the proposed action.

         2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

         1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

         2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

         (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

         (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

         (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

         1. A stockholder to whom a dissenter's notice is sent must:

         (a) Demand payment;

         (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

         (c) Deposit his certificates, if any, in accordance with the terms of the notice.

         2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

         3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

         1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

         2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460 Payment for shares: general requirements.

         1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

         (a) Of the county where the corporation's registered office is located; or

         (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

         2. The payment must be accompanied by:

         (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

         (b) A statement of the subject corporation's estimate of the fair value of the shares;

         (c) An explanation of how the interest was calculated;

         (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

         (e) A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 Payment for shares: shares acquired on or after date of dissenter's notice.

         1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

         2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

         1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

         1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

         3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

         (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

         (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

         1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

         2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

         (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

         3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

         4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

         5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

APPENDIX C - FORM OF DEMAND FOR PAYMENT OF FAIR VALUE



ITEC ATTRACTIONS, INC.
3562 Shepherd of the Hills Expressway
Branson, Missouri 65616

Attention: Chief Financial Officer

         Re: Demand for Payment of Fair Value of Fractional Share in Connection with Reverse Stock Split

         The undersigned stockholder of ITEC Attractions, Inc. (the "Company") hereby demands pursuant to Section 92A.440 of the General Corporation Law of the State of Nevada that the Company pay to the undersigned the fair value of the fractional share of Common Stock, par value $0.001 per share, that the undersigned would be entitled to in connection with the reverse stock split (the "Reverse Stock Split") to be effected by the Company, as described in the Information Statement, dated October ___, 2005, sent by the Company to its stockholders, if the Company had not elected to pay cash in lieu of issuing such fractional share.

         The undersigned hereby certifies that he/she currently beneficially owns ______ shares of Common Stock, before giving effect to the proposed Reverse Stock Split. The undersigned hereby certifies that he acquired beneficial ownership of ______ of such shares before June 29, 2005, the date on which the Company first publicly announced, by press release and by current report filed with the United States Securities and Exchange Commission, its intention to effect the Reverse Stock Split. The undersigned hereby acknowledges that he is not entitled to receive payment of the fair value of any shares of Common Stock he acquired after such date unless he agrees to accept such payment in full satisfaction of his demand.


------------------------------------------
(Name as it appears on share certificates)

------------------------------------------
(Signature)

------------------------------------------
(Date)

APPENDIX D - Audited Financial Statements as of December 31, 2004 and 2003 and for each of the years then ended, Unaudited Financial Statements for the interim periods ended June 30, 2005 and 2004 and Management's Discussion and Analysis of Financial Condition and Results of Operations

Financial Statements for the Years Ended December 31, 2004 and 2003: Report of
         Independent Registered Public Accounting Firm - BKD, LLP Balance Sheets Statements of Operations Statements of Stockholders' Equity Statements of Cash Flows Notes to Financial Statements


                             ITEC Attractions, Inc.

                  Accountants' Report and Financial Statements

                           December 31, 2004 and 2003

             Report of Independent Registered Public Accounting Firm



Audit Committee, Board of Directors
     and Stockholders
ITEC Attractions, Inc.
Branson, Missouri


We have audited the accompanying balance sheets of ITEC Attractions, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ITEC Attractions, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                   /s/BKD, LLP



Springfield, Missouri
March 21, 2005

                             ITEC Attractions, Inc.
                                 Balance Sheets
                           December 31, 2004 and 2003


Assets

                                                                                   2004                2003
                                                                            ----------------------------------------
    Current Assets
        Cash                                                                  $        774,159   $        648,307
        Accounts receivable                                                             85,997             81,261
        Inventories                                                                    386,127            387,053
        Prepaid expenses and other                                                     137,052            108,127
        Prepaid leases - current                                                        91,321            104,889
                                                                               ---------------    ---------------

               Total current assets                                                  1,474,656          1,329,637
                                                                               ---------------    ---------------

    Property and Equipment, At Cost
        Buildings and leasehold improvements                                         7,585,704          7,502,497
        Machinery and equipment                                                      1,628,958          1,557,456
        Furniture and fixtures                                                         618,639            600,001
        Film development costs                                                         900,000            900,000
                                                                               ---------------    ---------------
                                                                                    10,733,301         10,559,954
        Less accumulated depreciation and amortization                               4,357,687          3,811,833
                                                                               ---------------    ---------------

                                                                                     6,375,614          6,748,121
                                                                               ---------------    ---------------

    Other Assets
        Prepaid leases                                                                 392,283            483,605
        Other                                                                           12,744             12,137
                                                                               ---------------    ---------------

                                                                                       405,027            495,742
                                                                               ---------------    ---------------

                                                                              $      8,255,297   $      8,573,500
                                                                               ===============    ===============

See Notes to Financial Statements


Liabilities and Stockholders' Equity

                                                                                   2004                2003
                                                                            ----------------------------------------
    Current Liabilities
        Current maturities of long-term debt                                  $        217,040   $        235,904
        Accounts payable                                                               247,010            263,185
        Accrued expenses                                                               177,861            216,150
                                                                               ---------------    ---------------

               Total current liabilities                                               641,911            715,239
                                                                               ---------------    ---------------

    Long-term Debt                                                                   4,393,228          4,511,341

    Accrued Lease Expense                                                              648,000            591,652

    Interest Rate Swap Agreement                                                       239,490            515,942

    Other                                                                               96,802            103,655
                                                                               ---------------    ---------------

                                                                                     5,377,520          5,722,590
                                                                               ---------------    ---------------
    Stockholders' Equity
        Common stock,  $.001 par value; authorized 40,000,000 shares;
          issued and outstanding 7,937,638 shares                                        7,938              7,938
        Additional paid-in capital                                                  10,781,076         10,781,076
        Retained earnings (deficit)                                                 (8,553,148)        (8,653,343)
                                                                               ---------------    ---------------

               Total stockholders' equity                                            2,235,866          2,135,671
                                                                               ---------------    ---------------

                                                                              $      8,255,297   $      8,573,500
                                                                               ===============    ===============


                             ITEC Attractions, Inc.
                            Statements of Operations
                     Years Ended December 31, 2004 and 2003


                                                                                   2004                2003
                                                                            ----------------------------------------
    Revenues
        Theater and concession                                                $      3,875,146   $      3,667,360
        Food service                                                                 3,730,872          3,693,716
        Gift shops                                                                   1,337,390          1,363,355
        Mall operations                                                                515,136            487,610
                                                                               ---------------    ---------------

                                                                                     9,458,544          9,212,041
                                                                               ---------------    ---------------
    Direct Expenses
        Theater and concession                                                       2,515,447          2,267,728
        Food service                                                                 2,965,082          2,876,130
        Gift shops                                                                   1,007,754          1,047,432
        Mall operations                                                                472,236            424,793
                                                                               ---------------    ---------------

                                                                                     6,960,519          6,616,083
                                                                               ---------------    ---------------

    Gross Profit                                                                     2,498,025          2,595,958
                                                                               ---------------    ---------------

    Operating Expenses
        General and administrative                                                     857,743            848,401
        Advertising and marketing                                                      800,357            802,076
        Depreciation and amortization                                                  545,854            534,645
        Gain on derivative financial instrument                                       (276,452)          (187,434)
                                                                               ---------------    ---------------

                                                                                     1,927,502          1,997,688
                                                                               ---------------    ---------------

    Operating Income                                                                   570,523            598,270
                                                                               ---------------    ---------------

    Other Income (Expense)
        Interest income                                                                  5,124              1,570
        Interest expense                                                              (475,452)          (482,143)
                                                                               ---------------    ---------------

                                                                                      (470,328)          (480,573)
                                                                               ---------------    ---------------

    Net Income                                                                $        100,195   $        117,697
                                                                               ===============    ===============

    Net Income Per Common Share                                               $            .01   $            .01
                                                                               ===============    ===============

See Notes to Financial Statements

                            ITEC Attractions, Inc.
                       Statements of Stockholders' Equity
                     Years Ended December 31, 2004 and 2003


                                                                   Additional            Retained
                                                 Common              Paid-in             Earnings
                                                  Stock              Capital             (Deficit)              Total
                                            ------------------ -------------------- -------------------- --------------------

    Balance, January 1, 2003                $         7,938    $       10,781,076   $       (8,771,040)  $        2,017,974


        Net income                                       --                    --              117,697              117,697
                                              --------------      -----------------     ----------------     ----------------


    Balance, December 31, 2003                        7,938            10,781,076           (8,653,343)           2,135,671


        Net income                                                                             100,195              100,195
                                              -------------      ----------------     ----------------     ----------------


    Balance, December 31, 2004              $         7,938    $       10,781,076   $       (8,553,148)  $        2,235,866
                                              =============      ================     ================     ================




See Notes to Financial Statements

                            ITEC Attractions, Inc.
                            Statements of Cash Flows
                     Years Ended December 31, 2004 and 2003


                                                                                   2004                2003
                                                                            ----------------------------------------
    Operating Activities
        Net income                                                            $        100,195   $        117,697
        Items not requiring (providing) cash
           Depreciation and amortization                                               545,854            534,645
           Tickets exchanged for property and equipment                                     --           (101,125)
           Gain on derivative financial instrument                                    (276,452)          (187,434)
        Changes in
           Accounts receivable                                                          (4,736)           (35,876)
           Inventories                                                                     926            (10,862)
           Prepaid expenses and other                                                   75,358             99,343
           Accounts payable and accrued expenses                                        (4,969)           136,520
                                                                               ---------------    ---------------

               Net cash provided by operating activities                               436,176            552,908
                                                                               ---------------    ---------------

    Investing Activities
        Purchase of property and equipment                                            (173,347)          (160,723)
                                                                               ---------------    ---------------

               Net cash used in investing activities                                  (173,347)          (160,723)
                                                                               ---------------    ---------------

    Financing Activities
        Principal payments on long-term debt                                          (136,977)          (143,272)
                                                                               ---------------    ---------------

               Net cash used in financing activities                                  (136,977)          (143,272)
                                                                               ---------------    ---------------

    Increase  in Cash                                                                  125,852            248,913

    Cash, Beginning of Year                                                            648,307            399,394
                                                                               ---------------    ---------------

    Cash, End of Year                                                         $        774,159   $        648,307
                                                                               ===============    ===============

    Supplemental Cash Flows Information
        Interest paid                                                                 $476,378           $483,703
        Tickets exchanged for property and equipment                                        --           $101,125




See Notes to Financial Statements

                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003



Note 1:  Nature of Operations and Summary of Significant Accounting Policies


    Nature of Operations

        The Company's principal business is in the tourist entertainment industry. The Company has a tourist entertainment complex in Branson, Missouri, which encompasses movie theaters, a live theater, a shopping mall, a restaurant and a food court.


    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


    Inventory Pricing

        Inventories consist of retail merchandise, food and concession items. Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.


    Property and Equipment

        Property and equipment are depreciated over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements. Annual depreciation is primarily computed using the following methods.

           Building and leasehold improvements        Straight line
           Machinery and equipment                    Double declining balance
           Furniture and fixtures                     Double declining balance
           Film development costs                     Straight line


    Income Taxes

        Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.


    Revenue Recognition

        Revenues are recognized at the time they are earned, which is generally simultaneous with their receipt.

                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003



    Income Per Common Share

        Income per common share is computed by dividing net income by the weighted average number of common shares outstanding. The weighted average number of common shares outstanding used in the computation was 7,937,638 for each of the years ended December 31, 2004 and 2003.



Note 2:  Inventories

                                             2004                2003
                                       ---------------------------------------

                Gift shops              $        324,647   $        330,179
                Food                              51,010             47,920
                Concessions                       10,470              8,954
                                         ---------------    ---------------

                                        $        386,127   $        387,053
                                         ===============    ===============


Note 3:  Long-term Debt

                                                 2004                2003
                                            ------------------------------------

        Note payable, bank (A)              $      4,365,591   $      4,461,039
        Note payable, bank (B)                        95,767            100,218
        Note payable, related party (C)              100,000            100,000
        Notes payable, related party (D)              21,639             28,909
        Note payable, finance company (E)             16,640             22,188
        Capital lease obligations (F)                 10,631             34,891
                                             ---------------    ---------------
                                                   4,610,268          4,747,245
        Less current maturities                      217,040            235,904
                                             ---------------    ---------------

                                            $      4,393,228   $      4,511,341
                                             ===============    ===============

(A) Due June 2013; payable monthly plus interest at prime plus or minus 0.25% based on certain financial ratios; secured by the theater complex.

(B)            Due January 2007; payable monthly including interest at prime;
               secured by real property.

(C)            Due June 2005; interest payable monthly at prime plus 1%;
               unsecured.

(D)            Due June 2007; interest payable monthly at 10.5%; unsecured.

(E) Note arising from the purchase of a vehicle and collateralized by vehicle acquired; interest at 0%, due through 2007.

(F) Capital leases include leases covering various equipment due through 2007.

                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003


        Aggregate annual maturities of long-term debt and payments on capital lease obligations at December 31, 2004, are:


                                                                                 Long-term
                                                                                   Debt              Capital
                                                                                (Excluding            Lease
                                                                                  Leases)          Obligations
                                                                            ----------------------------------------

            2005                                                              $        212,866   $          4,174
            2006                                                                       134,521              4,989
            2007                                                                       229,438              1,468
            2008                                                                       144,253                  --
            2009                                                                       159,991                  --
            Thereafter                                                               3,718,568                  --
                                                                               ---------------    ----------------

                                                                              $      4,599,637             10,631
                                                                               ===============

            Less amount representing interest                                                                   --
                                                                                                  ----------------

            Present value of future minimum lease payments                                       $         10,631
                                                                                                  ===============


        Property and equipment under capital leases consists of:

                                                  2004                2003
                                          ------------------------------------

         Equipment                        $        320,638   $        320,638
         Less accumulated depreciation             290,734            277,512
                                           ---------------    ---------------

                                          $         29,904   $         43,126
                                           ===============    ===============


Note 4:  Operating Leases

        The Company has an operating lease agreement for a giant screen theater projection and sound system for its Branson Theater Complex. Under the terms of this agreement, the Company was required to make advance rental payments. Such amounts, net of amortization, are reflected in prepaid leases in the accompanying balance sheets. The advance rent payments are being amortized on a straight-line basis over the lease term. Additionally, the lease agreement requires the monthly payments to be adjusted annually based on the Consumer Price Index throughout the remaining lease term, together with annual percentage royalties ranging from zero to six percent based upon the attainment of certain net theater admission revenue volumes. The lease expires in September 2005 and has an option to be renewed for an additional ten-year term. Advance and fixed minimum lease commitments related to this lease are included in the following tables.

                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003


        The Company also has a fifty-year operating lease on land located in Branson, Missouri, the site of the Company's giant screen tourist entertainment complex. An advance rent payment of $1,025,000 was made at the time of the lease which satisfied the Company's rent obligation for years one through twenty of the lease agreement. For years twenty-one through fifty of the lease, the Company is obligated to make quarterly rent payments aggregating $145,000 annually. These amounts are subject to an annual Consumer Price Index adjustment. Base rents, including the $1,025,000 in advance rents and the $145,000 annual amount commencing in the twenty-first lease year, are expensed on a straight-line basis over the fifty-year lease term, which began October 1, 1993. Amounts recorded as accrued lease expense in the accompanying balance sheets reflect an accrual for those portions of the rents that will be paid during years twenty-one through fifty which are expensed currently using the straight-line method.

        In addition, the Company leases a vehicle under a noncancelable operating lease agreement.

        Advance rental payments associated with the theater system and land are reflected in the current portion of prepaid leases and prepaid leases in the accompanying balance sheets at December 31, 2004 and 2003, and are summarized below:

                                                                                   2004                2003
                                                                            ----------------------------------------
            Advance rents
                Theater system                                                $         40,704   $         94,976
                Land                                                                   442,901            493,518
                                                                               ---------------    ---------------

                                                                                       483,605            588,494
                                                                               ---------------    ---------------

            Less current portion of prepaid leases
                Theater system                                                          40,704             54,272
                Land                                                                    50,617             50,617
                                                                               ---------------    ---------------

                   Total current portion of prepaid leases                              91,321            104,889
                                                                               ---------------    ---------------

                                                                              $        392,284   $        483,605
                                                                               ===============    ===============

        Annual amortization expense is as follows:

                                                                                   2004                2003
                                                                            ----------------------------------------


            Theater system                                                    $         40,704   $         54,272
            Land                                                                        50,617             50,617
                                                                               ---------------    ---------------

                                                                              $         91,321   $        104,889
                                                                               ===============    ===============


                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003


        Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2004, are as follows:

                   2005                                        $      125,000
                   2006                                                20,000
                   2007                                                20,000
                   2008                                                20,000
                   2009                                                20,000
                Thereafter                                          5,190,000
                                                                -------------

                                                               $    5,395,000

        Rental expense on operating leases for the years ended December 31, 2004 and 2003, was approximately $204,000 and $203,000, respectively.

        The Company has agreements to rent space as lessor to various retail tenants in its theater complex with terms ranging from one to five years. The agreements also include certain renewal terms for leases beyond five years, which are not included in the amounts below. As of December 31, 2004 and 2003, the Company held deposits related to the leases of $12,400.

        Future minimum rentals to be received as of December 31, 2004, are as follows:

                   2005                                        $      280,600
                   2006                                               254,500
                   2007                                               259,000
                                                                -------------

                                                               $      794,100


Note 5:  Income Taxes

        There was no provision for income taxes for the years ended December 31, 2004 and 2003.

        A reconciliation of income tax benefit at the statutory rate to the Company's actual income tax benefit is shown below:

                                                                                   2004                2003
                                                                            ----------------------------------------

            Computed at the statutory rate (34%)                              $         34,065   $         40,017
            Increase (decrease) resulting from
                Nondeductible expenses and other                                         4,745              5,316
                Change in the deferred tax asset valuation allowance                   (38,810)           (45,333)
                                                                               ---------------    ---------------

                   Actual tax benefit                                         $              0   $              0
                                                                               ===============    ===============


                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003



        The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:


                                                                                   2004                2003
                                                                            ----------------------------------------
            Deferred tax assets
                Property and equipment                                        $        476,122   $        546,633
                Accrued rent                                                           241,704            220,686
                Net operating loss carryforwards                                     1,837,583          1,721,341
                Derivative financial instrument                                         89,330            192,446
                Other                                                                   36,807             39,250
                                                                               ---------------    ---------------

                   Deferred tax asset before valuation allowance                     2,681,546          2,720,356
                                                                               ---------------    ---------------

            Valuation allowance
                Beginning balance                                                   (2,720,356)        (2,765,689)

                Decrease during the year                                                38,810             45,333
                                                                               ---------------    ---------------

                Ending balance                                                      (2,681,546)        (2,720,356)
                                                                               ---------------    ---------------

                   Net deferred tax asset                                     $              0   $              0
                                                                               ===============    ===============

        As of December 31, 2004, the Company has unused operating loss carryforwards of approximately $4.9 million, which expire between 2010 and 2024.



Note 6:  Employee Benefit Plan

        The Company has a 401(k) defined contribution plan covering substantially all employees. The Company's contributions to the plan are limited to 50% of each employee's contribution not to exceed $350 for any participant. Contributions to the plan were approximately $5,000 and $4,000 for 2004 and 2003, respectively.



Note 7:  Derivative Financial Instrument

        The derivative financial instrument held by the Company is an interest-rate swap agreement with Bank of America, N.A. (the "Bank") to effectively fix the interest rate at 10.4% through April 1, 2006, on the Company's term note with the Bank which is due June 2013. The Company's derivative instrument is recorded at its fair value with changes in fair value included in earnings, which resulted in recognition of a gain on derivative financial instrument of $276,452 and $187,434 during the years ended December 31, 2004 and 2003, respectively.

                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003


Note 8:  Related Party Transactions

        The Company has notes payable to the spouse of the majority shareholder in the amount of $121,639 (see Note 3).

        The Company rents its point-of-sale inventory system under an operating lease with the spouse of the majority shareholder. The lease continues until cancelled. Lease payments are $1,034 per month.



Note 9:  Disclosures About Fair Value of Financial Instruments

        The following methods were used to estimate the fair value of financial instruments.

        The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgements by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.


    Notes Payable and Long-term Debt

        Fair value is estimated based in the borrowing rates currently available to the Company for bank loans with similar terms and maturities.


    Interest Rate Swap Agreement

        The fair value is estimated by a third party.

        The following table presents estimated fair values of the Company's financial instruments at December 31, 2004 and 2003.

                                                        December 31, 2004                      December 31, 2003
                                                   Carrying             Fair             Carrying              Fair
                                                    Amount              Value             Amount              Value
                                              ------------------- ------------------ ------------------ -------------------
           Financial assets
               Cash                           $         774,159   $         774,159  $         648,307  $         648,307

           Financial liabilities
               Long-term debt
                 (excluding capital
                 leases)                              4,599,637           4,599,637          4,712,354          4,712,354
               Interest rate swap
                 agreement                              239,490             239,490            515,942            515,942


                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003



        The following methods were used to estimate the fair value of financial instruments.


    Cash

        The carrying amount approximates fair value.


    Long-term Debt

        The fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities.


    Interest Rate Swap Agreement

        Fair value, which also is the amount recognized in the balance sheets, equals quoted prices.



Note 10: Significant Estimates and Concentrations

        Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:


    Major Lender

        Substantially all of the Company's long-term debt has been financed through one financial institution.



Note 11: Operating Segments

        The Company operates in three business segments: 1) Theater and concessions, 2) Food service and 3) Retail services.

                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003


        The following table presents financial information by operating segment for the years ended December 31, 2004 and 2003.

          Year Ended                Theater and           Food           Retail
      December 31, 2004             Concessions         Service         Services       Corporate         Total
------------------------------- -------------------- --------------- --------------- --------------- ---------------
Sales to unaffiliated
   customers                       $  3,875,146      $   3,730,872   $   1,852,526   $         --     $    9,458,544

Operating income (loss)               1,359,699            765,790         372,535      (1,927,501)          570,523

          Year Ended                Theater and           Food           Retail
      December 31, 2003             Concessions         Service         Services       Corporate         Total
------------------------------- -------------------- --------------- --------------- --------------- ---------------

Sales to unaffiliated
   customers                       $  3,667,360      $   3,693,716   $   1,850,965   $         --     $    9,212,041

Operating income (loss)               1,396,360            817,586         378,740      (1,994,416)          598,270



Financial Statements for the Interim Periods Ended June 30, 2005 and 2004:
         Balance Sheets
         Statements of Operations
         Statements of Cash Flows
         Notes to Financial Statements

                             ITEC Attractions, Inc.


                                TABLE OF CONTENTS


PART 1.  FINANCIAL INFORMATION

Item 1.    Financial Statements


                                                                     Page Number
                                                                     -----------

Condensed Balance Sheet
  June 30, 2005.............................................................  1


Condensed Statements of Operations
  Three and Six Months Ended June 30, 2005 and 2004.........................  2


Condensed Statements of Cash Flows
  Six Months Ended June 30, 2005 and 2004...................................  3


Notes to Condensed Financial Statements.....................................  4


Item 2.  Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................................  6


Item 3.  Controls and Procedures............................................ 13


PART II.  OTHER INFORMATION................................................. 13

               ITEC Attractions, Inc.

                      Condensed Balance Sheet
                                                                    (Unaudited)


                                                                       June 30,
           ASSETS                                                       2005
           ------                                                ---------------

Current assets:
   Cash                                                          $      397,410
   Accounts receivable                                                  121,033
   Inventories                                                          537,349
   Prepaid expenses                                                     268,256
   Prepaid leases-current                                                64,185
                                                                 ---------------

           Total current assets                                       1,388,233

Property and equipment, net of accumulated
   depreciation of $4,645,065                                         6,261,487
Prepaid leases-non-current                                              366,975
Deposits                                                                 12,744
                                                                 ---------------


           TOTAL ASSETS                                          $    8,029,439
                                                                 ===============

           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------

Current liabilities:

   Accounts payable                                              $      480,228
   Accrued expenses                                                     304,067
   Current maturities of long-term debt                                 199,592
                                                                 ---------------

           Total current liabilities                                    983,887

Accrued lease expense                                                   676,174
Long-term debt                                                        4,594,332
Deferred revenue                                                         80,293
Security deposits                                                        12,400
                                                                 ---------------

           Total liabilities                                          6,347,086
                                                                 ---------------

Stockholders' equity
   Common stock, $.001 par value.  Authorized 40,000,000
      shares, issued and outstanding 7,958,058 shares                     7,958
   Additional paid-in capital                                        10,781,056
   Retained earnings (deficit)                                       (9,106,661)
                                                                 ---------------

           Total stockholders' equity                                 1,682,353
                                                                 ---------------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $    8,029,439
                                                                 ===============

See accompanying notes to condensed financial statements.

                             ITEC Attractions, Inc.
                       Condensed Statements of Operations
                                   (Unaudited)

                                                          Three Months Ended                      Six Months Ended
                                                                June 30,                              June 30,
                                                        2005              2004                 2005               2004
                                                    --------------     ------------        --------------     --------------
Revenue:
     Theater and concessions                           $1,052,540       $1,089,877            $1,542,630        $ 1,648,606
     Food service                                       1,032,538        1,010,928             1,352,365          1,352,791
     Gift shops                                           342,415          334,989               450,854            427,104
     Mall operations                                      126,968          124,985               220,761            213,880
                                                    --------------     ------------        --------------     --------------
                                                        2,554,461        2,560,779             3,566,610          3,642,381
                                                    --------------     ------------        --------------     --------------
Direct Expense:
     Theater and concessions                              671,676          670,389             1,041,630          1,081,561
     Food service                                         828,455          815,836             1,209,979          1,218,024
     Gift shops                                           258,535          291,697               373,287            374,586
     Mall operations                                       98,535          122,573               203,633            229,449
                                                    --------------     ------------        --------------     --------------
                                                        1,857,202        1,900,496             2,828,529          2,903,619
                                                    --------------     ------------        --------------     --------------


Gross Profit                                              697,259          660,283               738,081            738,762
                                                    --------------     ------------        --------------     --------------

Operating Expense:
     General and administrative                           228,461          190,980               449,065            414,182
     Advertising and marketing                            239,107          228,502               420,700            388,504
     Depreciation and amortization                        153,040          136,581               287,377            268,652
     Gain on derivative financial instrument              (29,867)        (142,837)             (100,790)          (162,665)
                                                    --------------     ------------        --------------     --------------
                                                          590,741          413,226             1,056,352            908,673
                                                    --------------     ------------        --------------     --------------

Operating Income (Loss)                                  106,518          247,057               (318,271)          (169,911)

Other Income (Expense):
     Interest income                                        2,049              284                 4,275                812
     Interest expense                                    (118,366)        (119,169)             (239,516)          (237,925)
                                                    --------------     ------------        --------------     --------------
                                                         (116,317)        (118,885)             (235,241)          (237,113)
                                                    --------------     ------------        --------------     --------------

        Net Income (Loss)                              $   (9,799)      $  128,172            $ (553,512)       $  (407,024)
                                                    ==============     ============        ==============     ==============

Income (loss) per common share                         $    (0.00)      $     0.02            $    (0.07)       $     (0.05)
                                                    ==============     ============        ==============     ==============
Weighted average common
   shares outstanding                                   7,958,058        7,958,058             7,958,058          7,958,058


See accompanying notes to condensed financial statements.

                             ITEC Attractions, Inc.

                       Condensed Statements of Cash Flows
                                   (Unaudited)

                                                                                               Six Months Ended
                                                                                                  June 30,
                                                                                        2005                  2004
                                                                                   ---------------       ---------------
Cash flows from operating activities:
   Net loss                                                                      $       (553,512)     $       (407,024)
     Items not requiring(providing) cash:
      Depreciation and amortization                                                       287,377               268,652
      Gain on derivative financial instrument                                            (100,790)             (162,665)
      Changes in:
        Accounts receivable                                                               (35,036)              (41,065)
        Inventories                                                                      (151,221)             (146,790)
        Prepaid expenses and deposits                                                    (131,204)             (100,309)
        Prepaid leases                                                                     80,619                80,619
        Accounts payable and other accrued expenses                                       355,315               253,162
                                                                                   ---------------       ---------------
                         Net cash used in operating activities                           (248,452)             (255,420)
                                                                                   ---------------       ---------------

Cash flows from investing activities:
   Purchase of property and equipment                                                    (173,251)             (120,570)
                                                                                   ---------------       ---------------
                         Net cash used in investing activities                           (173,251)             (120,570)
                                                                                   ---------------       ---------------

Cash flows from financing activities:
   Principal payments on long-term debt                                                (4,408,073)              (71,745)
   Payment on termination of  derivative financial instrument                            (138,700)                    -
   Proceeds from issuance of  long-term debt                                            4,591,727                     -
                                                                                   ---------------       ---------------
                        Net cash provided by (used in) financing activities                44,954               (71,745)
                                                                                   ---------------       ---------------

Decrease in cash                                                                         (376,749)             (447,735)

Cash at beginning of period                                                               774,159               648,307
                                                                                   ---------------       ---------------

Cash at end of period                                                            $        397,410      $        200,572
                                                                                   ===============       ===============

Supplemental cash flow information:
  Cash paid during the period for interest                                       $        293,244      $        239,484



See accompanying notes to condensed financial statements.

                             ITEC Attractions, Inc.

                     Notes to Condensed Financial Statements

                                   (Unaudited)


NOTE 1.  BASIS OF PRESENTATION

ITEC Attractions, Inc. (formerly known as International Tourist Entertainment Corporation) (the "Company") commenced operations in October 1993. The accompanying interim condensed financial statements are unaudited, but in the opinion of management reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations and cash flows for the Company. The results of operations for any interim period are not necessarily indicative of results for the respective full year. Certain information and note disclosures normally included in the Company's annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These condensed financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company's annual report on Form 10-KSB for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.

NOTE 2. OPERATING SEGMENTS

The Company operates in three business segments: 1) Theater and concessions, 2) Food service, and 3) Retail services.

The following table presents financial information by operating segment for the six months ended June 30, 2005 and 2004.

Six months ended               Theater and        Food        Retail
June 30, 2005                  Concessions      Service      Services        Corporate         Total
------------------------------------------------------------------------------------------------------------
Sales to unaffiliated
  customers                   $1,542,630     $1,352,365     $671,615                 -          $3,566,610

Operating income (loss)          501,000        142,386       94,695        (1,056,352)           (318,271)

Interest  income                       -              -            -             4,275               4,275

Interest expense                       -              -            -           239,516             239,516

Depreciation and amortization     96,299         47,018       17,727           126,269             287,377

Income tax benefit                     -              -            -                 -                   -

Capital expenditures               3,105         55,849       47,105            67,192             173,251

Total assets                    $517,696       $517,693     $489,426        $6,504,624          $8,029,439

                                       4


Six months ended               Theater and        Food        Retail
June 30, 2004                  Concessions      Service      Services      Corporate         Total
------------------------------------------------------------------------------------------------------------

Sales to unaffiliated
  customers                   $1,648,606     $1,362,791     $640,984                 -          $3,642,381

 Operating income (loss)         567,045        134,767       36,949          (908,673)           (169,911)

Interest income                        -              -            -               812                 812

Interest expense                       -              -            -           237,925             237,925

Depreciation and amortization     88,895         50,951         9,786          119,020             268,652

Income tax benefit                     -              -            -                 -                   -

Capital expenditures               8,825         10,765       69,248            31,732             120,570

Total assets                  $  673,037    $   555,240     $462,878        $6,522,246          $8,213,401



NOTE 3.  DERIVATIVE FINANCIAL INSTRUMENT

The derivative financial instrument held by the Company was an interest rate swap agreement with Bank of America, N.A. (the "Bank") to effectively fix the interest rate on the Company's term note with the Bank, which is due June 2013, at 10.4% through April 1, 2006. The Company's derivative instrument is recorded at its fair value with changes in fair value included in earnings. During the second quarter of 2005 the Company refinanced its debt with a new loan from Ozark Mountain Bank and the Company terminated its derivative financial instrument.

The fair value of the interest rate swap agreement was determined by obtaining a price quote from dealer in such agreements using their proprietary pricing model for similar transactions. Since the swap effectively fixed a variable rate instrument, its value had declined significantly in value in prior years due to a declining interest rate environment. As rates rise and the term of the swap narrows, the instrument regains value, resulting in recognition of gain. The Company recognized a gain on the derivative financial instrument of $29,867 and $142,837 for the quarters ended June 30, 2005 and 2004, respectively, and a gain of $100,790 and $162,665 during the six months ended June 30, 2005 and 2004, respectively.

NOTE 4. LONG-TERM DEBT

On May 18, 2005 the Company refinanced its existing long-term debt with a $4.5 million loan from Ozark Mountain Bank. The loan has a 20-year amortization, and is callable on its fifth anniversary at the lenders discretion, and bears interest at the prime rate, as published in the Wall Street Journal, plus 0.5%, adjusted as the prime rate changes from time to time. The repayment of the loan is secured by a first trust deed on the Company's properties. The refinancing also includes a $400,000 line of credit from Ozark Mountain Bank. The line of credit has a three year term and bears interest at the prime rate plus 0.5% the repayment of the line of credit is secured by a second trust deed on the Company's properties.

Management's Discussion and Analysis of Financial Condition and Results of Operations

General
-------

         The following discussion and analysis should be read in conjunction with the audited financial statements included elsewhere herein. Except for the historical information contained herein, the matters discussed in this Annual Report are forward-looking statements that involve a number of risks and uncertainties. There are certain important factors and risks, including market conditions, competitive factors, seasonality and other variations in the entertainment industry and in Branson, Missouri specifically, the exhibition life of films, our ability to retain managerial and other personnel, and the other risks detailed from time to time in our SEC reports on Form 10-KSB and Form 10-QSB, that could cause results to differ materially from those anticipated by the statements made herein. Therefore, historical results and percentage relationships will not necessarily be indicative of the operating results of any future period.

         The Company operates an entertainment and eating facility in Branson, Missouri and as such its products and service are discretionary expenditures subject to the risks and factors attendant to the discretionary segment of the economy.

         The Company's facility includes (i) an IMAX giant screen theater, three 35mm theaters and a live performance theater; (ii) a family dining restaurant and food court with various fast food franchises; (iii) retail gift operations; and (iv) retail space leased to third parties. The Company's revenues are generated by these same categories or segments of its business, ie., ticket sales, food sales, gift sales and rental income. The revenues generated by each of these segments is primarily a function of the Company's ability to attract tourist visits to its facility.

         The Company's customers consist primarily of tourist visitors to the community of Branson and thus the Company's business is subject to the risks and factors attendant to the vacation and travel industry. Branson must compete for tourist visits with all other destination and resort locations. Branson, like other resort locations, is subject to fluctuations in the tourism industry. And within the universe of resort locations, Branson must compete with all other resort locations for tourist visits. Branson has sought to identify itself with and to appeal to the "family values" segment of the traveling and vacationing public. The Company must not only consider its contribution to the overall draw of Branson to the traveling and vacationing public, but must also consider its relative appeal to tourist visitors of Branson in relation to all of the other attractions at Branson.

         The Company's objectives with respect to each of its lines of business are to keep the films it exhibits and the live entertainment it offers current and fresh, provide quality food and service at its various eateries, stock merchandise which is appealing to tourist visitors and lease space to retailers that can contribute to the overall experience of the Company's facility.

Critical Accounting Policies and Estimates
------------------------------------------

         The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect our reported assets, liabilities, revenues and expenses. On an on-going basis, we evaluate our estimates, including those related to revenue recognition, long-lived assets and deferred tax assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. This forms the basis of judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policies and the related judgments and estimates affect the preparation of our financial statements:

         Revenue Recognition. Revenue from the sale of admission tickets, retail merchandise are recognized when earned, which is simultaneous with receipt of payment. Returns of merchandise or refunds issued on admissions are recognized at the time the refund is made. Sale of gift certificates are recorded as deferred revenue until the certificate is redeemed. Revenue from lease of mall space is recognized evenly over the term of the lease. Costs associated with film exhibition and mall operations are expensed when incurred.

         Long-Lived Assets. At December 31, 2004 and June 30, 2005, long-lived assets represented 77% and 78%, respectively, of the Company's total assets. Long-lived assets consist of property and equipment. These assets are depreciated or amortized over their estimated useful life. The Company periodically reviews long-lived assets whenever adverse events or changes in circumstances indicate the carrying value of such assets may not be recoverable. In assessing recoverability, the Company must make assumptions regarding estimated future cash flows and other factors to determine if an impairment loss may exist, and, if so, estimate fair value. The Company also must estimate and make assumptions regarding the useful lives assigned to its long-lived assets. If these estimates, or their related assumptions, change in the future, the Company may be required to record impairment losses or change the useful life including accelerating depreciation or amortization for these assets.

         Deferred Tax Assets and Liabilities. Provision for income taxes is based upon the Company's estimate of taxable income or loss for each respective accounting period. An asset or liability is recognized for the deferred tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future periods when the reported amounts of assets are recovered or liabilities are settled. The Company regularly reviews its deferred tax assets to determine the amount that is more likely than not to be realized. When this amount is less than the deferred tax asset recorded, the Company records a valuation allowance to reduce the asset to its estimated realizable value. If the Company determined that it was not going to be able to fully realize its recorded deferred tax assets, it would make an adjustment to the valuation allowance. This would reduce net income in the period that the Company made its determination. Similarly, if the Company realized that it was going to be able to fully realize a deferred tax asset in excess of its net recorded value, net income would be increased in the period that the Company made its determination.

         The Company also reviews its deferred tax liabilities on a regular basis to determine that the amount recorded is adequate to cover the expected reversal of temporary income tax liabilities. In the event that the amount recorded was less than adequate, the deferred tax liability would be increased to its estimated realizable value and net income would be decreased accordingly. In the event that the deferred tax liability was determined to be overstated, it would be reduced to its estimated realizable value and net income would increase accordingly.

         The Company generally determines its effective tax rate by considering the statutory federal income tax rate, the statutory state and local tax rates (net of the federal income tax benefit) and any nondeductible expenses. This rate could also be affected by increases or decreases to deferred tax assets or liabilities as described above.

Liquidity and Capital Resources
-------------------------------

         At June 30, 2005 the Company's working capital was $404,346 compared with a working capital of $832,745 at December 31, 2004. The Company's current ratio at June 30, 2005 was 1.41 to 1.00. The increase in working capital is attributable primarily to a decrease in cash on hand and an increase in accounts payable.

         Net cash used in investing activities for the period ended June 30, 2005 totaled $173,251, which is comprised of capital expenditures for property and equipment.

         Net cash provided by financing activities for the period ended June 30, 2005 totaled $183,654, which represents the refinancing of the Company's long-term debt.

         As of December 31, 2004, the Company had borrowed $100,000 from Ms. L. Ann Bluto, a director of the Company. The loan bears interest at prime plus 2%. Proceeds from the loan were used to provide working capital for the Company.

         On May 18, 2005, the Company refinanced its existing long-term debt with a $4.5 million loan from Ozark Mountain Bank. The loan has a 20-year amortization with a 5-year discretionary call and bears interest at the prime rate, as published in the Wall Street Journal, plus 0.5%, adjusted as the prime rate changes from time to time. The repayment of the loan is secured by a first trust deed on the Company's properties. The refinancing also includes a $400,000 line of credit from Ozark Mountain Bank. The line of credit has a three year term and bears interest at the prime rate plus 0.5%. The repayment of the line of credit is secured by a second trust deed on Company's properties.

         Stockholders' equity decreased from $2,235,866 at December 31, 2004 to $1,682,353 at June 30, 2005, reflecting the net loss for the first six months of 2005.

         Going forward, the Company expects to be able to finance its operations and immediate capital requirements from available capital and cash flow from operations.

Contractual Obligations and Commercial Commitments
--------------------------------------------------

         The following table summarizes our long-term debt, capital lease obligations, and operating lease obligations as of June 30, 2005.

                                                          Less than                                       After 5
                                                          ---------                                       -------
                                             Total          1 year         2-3 Years      4-5 Years        Years
                                             -----          ------         ---------      ---------        -----
Aggregate annual maturities of long-
term debt                                  $4,599,637       $212,866        $363,959        $304,244     $3,718,568

Payments on capital lease
obligations                                    10,631          4,174           6,457              --             --

Future minimum rental payments
under noncancellable operating
leases                                      5,395,000        125,000          40,000          40,000      5,190,000
                                            ---------        -------          ------          ------      ---------

Totals                                    $10,005,268       $342,040        $410,416        $344,244     $8,908,568

         The Company's operating leases as noted above represent its only off-balance sheet arrangements. The Company leases land on which its facility is constructed and its theater system. The Company has made advance rental payments on the land and the theater system leases. The aggregate minimum rentals under operating leases with non-cancelable terms of one year or more total $5,395,000.

Factors Affecting Future Operating Results
-------------------------------------------

         The Company's future operating results will depend, in large part, upon the Company's ability to maintain and to increase the market demand and presence for its products and services and to operate profitably and efficiently. The Company's ability to accomplish these objectives will depend on a number of factors, including the following:

         o Public perception of Branson, Missouri in general as a tourist destination;

         o The Company's relative presence and competitive position in the Branson, Missouri market;

         o The Company's ability to exhibit films and to provide live entertainment for which there is public acceptance;

         o    The Company's ability to deliver high quality food services;

         o Emergence of any competing entertainment and food service facilities in Branson, Missouri;

         o Success of the Company's efforts to expand and improve its entertainment and food offerings;

         o Public perception of the Company and its products and services, including statements made by industry analysts or consumers and adverse publicity resulting from such statements or from litigation filed against the Company;

         o Worldwide economic conditions, including overall travel and tourism;

         o Ability of the Company to profitably and efficiently manage its operations; and

         o The Company's ability to attract and retain competent, motivated employees.

         The Company cannot provide any assurance that it will be able to successfully manage, satisfy or influence any of these factors.

Results of Operations
---------------------

         Three Months Ended June 30, 2004 Compared to Three Months Ended June 30, 2005

                              6/30/2004   % of Revenue   6/30/2005  % of Revenue

Revenues                      $2,560,779       100.0%   $2,554,461       100.0%

Direct expenses                1,900,496        74.2%    1,857,202        72.7%

General and administrative       190,980         7.5%      228,461         8.9%

Advertising and marketing        228,502         8.9%      239,107         9.4%

Depreciation and                 136,581         5.3%      153,040         6.0%
amortization

Gain (loss) on derivative        142,837         5.6%       29,867         1.2%
financial instrument

Other income (expense)         (118,885)         4.6%    (116,317)         4.6%

Net Income                       128,172         5.0%      (9,799)         0.4%

         Revenues for the three months ended June 30, 2005 decreased 0.3 percent to $2,554,461 as compared to $2,560,779 for the prior period. The decrease is a result of decreases in attendance at the IMAX theater and the Little Opry theater.

         Revenue from Mall operations for the three months ended June 30, 2005 was $126,968. This is comprised of base rentals and contingent rental income based on attainment of certain revenues. Future minimum rental income for the next three years ranges $280,000 to $255,000 per year. Total income in revenues from mall operations is not expected to vary significantly in these future years.

         Direct expenses were $1,857,202 for the three months ended June 30, 2005 representing 72.7% of revenues. This compares with direct expenses of $1,900,496 for the prior period, representing 74.2% of revenues. Direct operating expenses decreased by $43,294 over the prior period. The decrease is primarily attributable to a decrease in gift shop expenses and the expenses of mall operations.

         General and administrative expenses increased to $228,461 for the three months ended June 30, 2005 as compared to $190,980 for the prior period. This increase is attributed to an increase in salaries and payroll for the period.

         Advertising and marketing expense was $239,107 for the three months ended June 30, 2005 compared to $239,107 for the prior period.

         Depreciation and amortization expense was $153,040 for the three months ended June 30, 2005 compared to $136,581 for the prior period. The increase is attributable to capital expenditures made during the period.

         The gain on derivative financial instrument reflects changes in the fair value of the Company's interest-rate swap agreement with Bank of America, N.A. which fixes the interest rate of the Company's term note with the Bank. This derivative financial instrument was retired during the period.

         Other income (expense) was ($116,317) and ($118,885) for the three months ended June 30, 2005 and 2004, respectively. The greater part of these amounts being interest expense of ($118,366) and ($119,169) for the three months ended June 30, 2005 and 2004, respectively.

This decrease in interest expense is related to the decrease in theprincipal balances outstanding of the Company's debt.

         The Company's net income (loss) was ($9,799) for the three months ended June 30, 2005 compared to a net income of $128,172 for the prior period.

         Six Months Ended June 30, 2004 Compared to Six Months Ended June 30,
         2005

                              6/30/2004   % of Revenue   6/30/2005 % of Revenue

Revenues                      $3,642,381       100.0%   $3,566,610      100.0%

Direct expenses                2,903,619        79.7%    2,828,529       79.3%

General and administrative       414,182        11.4%      449,065       12.6%

Advertising and marketing        388,504        10.7%      420,700       11.8%

Depreciation and                 268,652         7.4%      287,377        8.1%
amortization

Gain (loss) on derivative        162,665         4.5%      100,790        2.8%
financial instrument

Other income (expense)          (237,113)        6.5%     (235,241)       6.6%

Net Income                      (407,024)       11.2%     (553,512)      15.5%

         Revenues for the six months ended June 30, 2005 decreased 2.0 percent to $3,566,610 as compared to $3,642,381 for the prior period. The decrease is a result of decreases in attendance at the IMAX theater and the Little Opry theater.

         Revenue from Mall operations for the six months ended June 30, 2005 was $220,761. This is comprised of base rentals and contingent rental income based on attainment of certain revenues. Future minimum rental income for the next three years ranges $280,000 to $255,000 per year. Total income in revenues from mall operations is not expected to vary significantly in these future years.

         Direct expenses were $1,041,630 for the six months ended June 30, 2005 representing 79.7% of revenues. This compares with direct expenses of $1,081,561 for the prior period, representing 79.3% of revenues. Direct operating expenses decreased by $75,090 over the prior period. The decrease is primarily attributable to a decrease in theater and concession expenses and the expenses of mall operations.

         General and administrative expenses increased to $449,065 for the six months ended June 30, 2005 as compared to $414,182 for the prior period. This increase is attributed to an increase in salaries and payroll for the period.

         Advertising and marketing expense was $420,700 for the six months ended June 30, 2005 compared to $388,504 for the prior period.

         Depreciation and amortization expense was $287,377 for the six months ended June 30, 2005 compared to $268,652 for the prior period. The increase is attributable to capital expenditures made during the period.

         The gain on derivative financial instrument reflects changes in the fair value of the Company's interest-rate swap agreement with Bank of America, N.A. which fixes the interest rate of the Company's term note with the Bank. This derivative financial instrument was retired during the period.

         Other income (expense) was ($235,241) and ($237,113) for the six months ended June 30, 2005 and 2004, respectively. The greater part of these amounts being interest expense of ($239,516) and ($237,925) for the six months ended June 30, 2005 and 2004, respectively. This decrease in interest expense is related to the decrease in the principal balances outstanding of the Company's debt.

         The Company's net income (loss) was ($553,512) for the six months ended June 30, 2005 compared to a net income of ($407,024) for the prior period.


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